Exhibit 99.1

JOINT FILING AGREEMENT

Intchains Group Limited

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 13, 2024.

Intchain DQ Asset Holding Limited

By:	/s/ Qiang Ding
Name:	Qiang Ding
Title:	Director

Intchains DQ Holding Limited

By:	/s/ Qiang Ding
Name:	Qiang Ding
Title:	Director

Intchains CHX1 Limited

By:	/s/ Qiang Ding
Name:	Qiang Ding
Title:	Director

Intchains CHX2 Limited

By:	/s/ Qiang Ding
Name:	Qiang Ding
Title:	Director

Qiang Ding

By:	/s/ Qiang Ding